Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Board of Directors and Stockholders
Biodel Inc.
Danbury, Connecticut
     We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-153167) and the Registration Statements on Form S-8 (File Nos. 333-144407 and 333-168903) of our reports dated December 14, 2010, relating to the financial statements and effectiveness of Biodel Inc.’s internal control over financial reporting which appear in the Company’s Form 10-K for the year ended September 30, 2010.
/s/ BDO USA, LLP
New York, New York
December 14, 2010